                                                                    Exhibit 23.1


          CONSENT OF MOHLER, NIXON & WILLIAMS ACCOUNTANCY CORPORATION,
                            INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-104812) of AT & T Wireless Services, Inc. of our report dated May 12, 2004, with respect to the financial statements and schedule as of and for the year ended December 31, 2003 and as of December 31, 2002, of the AT&T Wireless Services, Inc. 1165(e) Plan included in this Annual Report on Form 11-K.

MOHLER, NIXON & WILLIAMS
Accountancy Corporation


Campbell, California
July 13, 2004